UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 30, 2016
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Axalta Coating Systems Dutch Holding B B.V. and Axalta Coating Systems U.S. Holdings, Inc. (together, the “Borrowers”), wholly owned subsidiaries of Axalta Coating Systems Ltd. (the “Company”), expect to enter into an amendment (the “Amendment”) to the Credit Agreement, dated as of February 1, 2013, among the Borrowers, the guarantors party thereto, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent, as amended (the “Credit Agreement”). The Amendment is expected to refinance and extend the maturity of the Borrowers’ existing $1,775 million and €187 million term loans, lower the interest rate applicable to the term loans and amend certain provisions of the Credit Agreement related to restricted payments, investments, liens, asset sales, additional indebtedness and the incremental facility.
The information contained in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Cautionary Statement Concerning Forward-Looking Statements
This current report may contain certain forward-looking statements regarding the Company and its subsidiaries and the Amendment, including the expected terms thereof. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties that may cause the actual results to differ materially from those anticipated at the time the statements are made, including, but not limited to: adverse developments in economic conditions and, particularly, in conditions in the automotive and transportation industries; volatility in the capital, credit and commodities markets; our inability to successfully execute on our growth strategy; risks associated with our non-U.S. operations; currency-related risks; increased competition; risks of the loss of any of our significant customers or the consolidation of multi-shop operators, distributors and/or body shops; our reliance on our distributor network and third-party delivery services for the distribution and export of certain of our products; price increases or interruptions in our supply of raw materials; failure to develop and market new products and manage product life cycles; litigation and other commitments and contingencies; significant environmental liabilities and costs as a result of our current and past operations or products, including operations or products related to our business prior to the acquisition of DuPont Performance Coatings; unexpected liabilities under any pension plans applicable to our employees; risk that the insurance we maintain may not fully cover all potential exposures; failure to comply with the anti-corruption laws of the United States and various international jurisdictions; failure to comply with anti-terrorism laws and regulations and applicable trade embargoes; business disruptions, security threats and security breaches; our ability to protect and enforce intellectual property rights; intellectual property infringement suits against us by third parties; our substantial indebtedness; our ability to obtain additional capital on commercially reasonable terms may be limited; our ability to realize the anticipated benefits of any acquisitions and divestitures; our joint ventures’ ability to operate according to our business strategy should our joint venture partners fail to fulfill their obligations; the risk of impairment charges related to goodwill, identifiable intangible assets and fixed assets; ability to recruit and retain the experienced and skilled personnel we need to compete; work stoppages, union negotiations, labor disputes and other matters associated with our labor force; terrorist acts, conflicts, wars and natural disasters that may materially adversely affect our business, financial condition and results of operations; transporting certain materials that are inherently hazardous due to their toxic nature; weather conditions that may temporarily reduce the demand for some of our products; reduced demand for some of our products as a result of improved safety features on vehicles and insurance company influence; the amount of the costs, fees, expenses and charges related to being a public company; any statements of belief and any statements of assumptions underlying any of the foregoing; other factors disclosed in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 3016, our Annual Report on Form 10-K for the year ended December 31, 2015 and our other filings with the SEC; and other factors beyond our control. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	November 30, 2016	By:	/s/ Robert W. Bryant
Robert W. Bryant
Executive Vice President & Chief Financial Officer